EXHIBIT 4(b)

                                  [SPECIMEN]


UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
No.                                                           $

CUSIP:


                                GLOBAL SECURITY

                     AMERICAN GENERAL FINANCE CORPORATION
                                  FIXED RATE
                          MEDIUM-TERM NOTE, SERIES D


     ORIGINAL ISSUE DATE:                              MATURITY DATE:


     INITIAL REDEMPTION DATE:             OPTIONAL REPAYMENT DATE(S):


     INTEREST RATE:                      ANNUAL REDEMPTION PERCENTAGE
                                                           REDUCTION:


     ISSUE PRICE:                      INITIAL REDEMPTION PERCENTAGE:


     AMERICAN   GENERAL  FINANCE  CORPORATION,  an  Indiana  corporation  (the
"Company", which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to


,
or registered assigns, the principal sum of

                                                                       DOLLARS
on the Maturity Date specified above (except to the extent  redeemed or repaid


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prior to such Maturity Date), and to pay interest thereon at the Interest Rate per annum specified above, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly made available for payment, semiannually in arrears on March 15 and September 15 (each an "Interest Payment Date") in each year commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, unless the Original Issue Date occurs after a Regular Record Date (as defined below) and on or before the next succeeding Interest Payment Date, in which case commencing on the second Interest Payment Date succeeding the Original Issue Date, to the registered holder of this Note (the "Holder") on the Regular Record Date with respect to such Interest Payment Date, and on the Maturity Date shown above (or any date of redemption or repayment). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the Original Issue Date specified above, until the
principal hereof has  been paid or  duly made available  for payment.   If the
Maturity Date (or any date of redemption or repayment) or an Interest Payment Date (each a "Payment Date") falls on a day which is not a Business Day (as defined below), principal, premium, if any, or interest payable with respect to such Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding the March 15 or September 15 Interest Payment Date; provided, however, that interest payable on the Maturity Date (or any date of redemption or repayment) will be payable to the Person to whom the principal hereof is payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Persons, and on the notice, as is provided in the Indenture. "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in The City of New York are not required or authorized by law or executive order to close.

     Payment of the principal, premium, if any, and interest on this Note will be made by wire transfer to an account specified by the Holder for such purpose.
     This Medium-Term Note, Series D (collectively, the "Notes") is one of a duly authorized issue of debt securities (hereinafter called the "Securities") of the Company issued and to be issued under an Indenture dated as of October 1, 1994 (herein called the "Indenture") between the Company and The Chase Manhattan Bank (National Association), as Trustee (herein, the "Trustee", which term shall include any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officers' Certificate setting forth the terms of this series of Securities, reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes may bear different dates, mature at different times, bear interest at different rates, be subject to different redemption or repayment provisions and may otherwise vary, all as provided in the Indenture and in such Officers' Certificate.


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     If  an Event  of Default  with respect  to the  Notes shall occur  and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect and subject to the conditions provided in the Indenture.

     Subject to certain exceptions, the Indenture permits the Company and the Trustee to enter into one or more supplemental indentures, with the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities of each series to be affected by such supplemental indentures, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of Securities of such series. The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

     If so provided on the first page of this Note, this Note may be redeemed by the Company on and after the Initial Redemption Date, if any, specified on the first page hereof. If no Initial Redemption Date is set forth on the first page hereof, this Note may not be redeemed prior to maturity. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 at the option of the Company at the applicable Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     If applicable, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified on the first page hereof, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, specified on the first page hereof, by the Annual Redemption Percentage Reduction, specified on the first page hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

     If so provided on the first page of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s), if any, indicated on the first page hereof. If no Optional Repayment Date is set forth on the first page hereof, this Note will not be repayable at the option of the Holder prior to maturity. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 at the


                                      -3-
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option of the  Holder hereof at a price equal to  100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date, on notice given by such Holder and received by the Company not more than 60 nor less than 20 days prior to the Optional Repayment Date. In the event of repayment of this Note in part only, a new Note for the portion hereof not repaid shall be issued in the name of the Holder hereof upon the surrender
hereof.   Any such  notice shall be delivered  to the office  or agency of the
Company  in The  City of  New York and  shall be  duly executed  by the Holder
hereof  or by  his attorney  duly authorized  in writing.   Such  notice shall
consist of this Note with the form set forth below entitled "Option to Elect Repayment" duly completed or, alternatively, may consist of a letter or other writing in the same form as the "Option to Elect Repayment" set forth below, duly completed, provided that such letter or other writing is accompanied or
preceded by delivery of this Note.   Such form of notice duly received  by the
Company  shall be  irrevocable.    All questions  as  to  the validity,  form,
eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes having the same terms as this Note, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and integral multiples thereof. As provided in the Indenture, and subject to certain limitations therein or herein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note, of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All capitalized terms used in this Note but not defined in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.

     This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of Indiana, except that the rights, limitations of rights, obligations, duties and


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immunities of the Trustee  shall be governed by the  laws of the State  of New
York.

     Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank (National Association), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.


                                        AMERICAN GENERAL FINANCE CORPORATION

[Seal]

                                        By: /S/ PHILIP M. HANLEY
                                             Philip M. Hanley
                                             Senior Vice President and
                                                  Chief Financial Officer



                                        By: /S/ JAMES L. GLEAVES
                                             James L. Gleaves
                                             Assistant Treasurer





Date:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein, referred to in the within mentioned Indenture.

THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION) as Trustee


By:  ________________________________
          Authorized Officer










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                           OPTION TO ELECT REPAYMENT



     The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the Fixed Rate Medium-Term Note, Series D of the Company (Registered No. ________) (the "Note") (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER





______________________________________________________________________________
     (Please Print or Typewrite Name, Address and Telephone Number of the Undersigned)

     If less than the entire principal amount of the Note is to be repaid, specify the portion thereof (which shall be $1,000 or an integral multiple of $1,000) which the Holder elects to have repaid: $________________________ and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000) of the Note or Notes to be issued to the Holder for the portion of the Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
$____________________.


Dated:  __________________              ______________________________________

                                        NOTICE:   The signature on this Option
                                        to  Elect  Repayment  must  correspond
                                        with the name as written upon the face
                                        of  the  Note  in   every  particular,
                                        without  alteration or  enlargement or
                                        any change whatever.



NOTICE TO HOLDER:   For  the Note  to be repaid,  compliance with  all of  the provisions of the Note relating to optional repayment is required.












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



                                  ASSIGNMENT




     FOR  VALUE  RECEIVED  the   undersigned  hereby  sell(s),  assign(s)  and
transfer(s) unto



PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE




______________________________________________________________________________
Please print or typewrite name and address including postal zip code and telephone number of assignee

______________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.



Dated:  ________________________             _________________________________

                                             NOTICE:    The signature  on this
                                             assignment  must correspond  with
                                             the name as written upon the face
                                             of the within instrument in every
                                             particular, without alteration or
                                             enlargement    or    any   change
                                             whatever.


















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